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                              UTILICORP UNITED INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This material is being filed pursuant to Rule 14a-6 and is the text of an advertisement that will appear in print beginning April 23, 1996.

To Our Shareholders:

The merger of equals between Kansas City Power & Light Company and UtiliCorp United creates a markedly different diversified energy company.

Our merger is STRATEGIC:

- -   Our company's growth will come both nationally and internationally, and our assets will be diversified across geographic and business lines, minimizing business risks.

- -   The merger blends the successful management team of the well-capitalized
    KCPL with the entrepreneurial managers who have developed UtiliCorp's national marketing strategy designed to meet the changing needs of customers.

Our merger is CREDIBLE:

- -   This friendly merger offers very real synergies which translate into an estimated $600 million in savings, as determined by studies including input from both companies as well as an independent outside consultant.

- -   The dividend policy treats equitably the shareholders of KCPL and UtiliCorp and, most importantly, poses no risk to credit quality.

- -   With significant holdings in the new company, our management and employees will strive to generate increased earnings per share, thus delivering shareholder value and increased job opportunities.

Our merger is ACHIEVABLE:

- -   Because this deal has been approved by both boards, the purchase price is real and awaits your approval.

- -   This friendly combination has been designed to foster competition and appropriately allocate benefits to customers and shareholders, and should therefore receive all necessary regulatory approvals.

For you, the shareholders, we believe this alliance will accelerate growth prospects and enhance shareholder value. We believe it is the perfect fit for both our companies in today's marketplace.

We look forward to sharing and building our exciting future with you.

For more information, please call KCPL at 1-800-245-5257 or UtiliCorp at 1-800-487-6661, or visit UtiliCorp's world wide web site at www.utilicorp.com.